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                                                                    EXHIBIT 10.3

                        PROTECTION OF BUSINESS AGREEMENT
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     THIS PROTECTION OF BUSINESS AGREEMENT (this "Agreement") is entered into as of ________ __, 1997, by and among Security Capital Pacific Trust, a Maryland real estate investment trust ("PTR"), and Security Capital Group Incorporated, a Maryland corporation ("Security Capital").

     WHEREAS, on the date hereof the parties are consummating a series of related transactions as described in that certain Merger and Issuance Agreement, dated as of March __, 1997, between PTR and Security Capital (the "Merger Agreement"), pursuant to which, among other things, Security Capital will cause its subsidiaries engaged in the conduct of the real estate investment trust ("REIT") management and property management businesses relating to the Multifamily Property business of PTR to be merged with and into a subsidiary of PTR;

     WHEREAS, PTR, Security Capital and their respective affiliates will continue to engage in certain businesses after the date hereof; and

     WHEREAS, as a condition to the consummation of the transactions contemplated by the Merger Agreement, the parties hereto desire to enter into certain agreements restricting the activities of Security Capital and its affiliates.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

     Section 1. Definitions. Capitalized terms used herein shall have the meanings set forth below:

     "Affiliate" with regard to any Person, means (a) any Person directly or indirectly controlling, controlled by or under common control with such Person,
(b) any Person directly or indirectly owning or controlling 10% or more of the outstanding voting interests of such Person or (c) any Person of which such Person directly or indirectly owns or controls 10% or more of the voting interests. The term "Affiliates" and "Affiliated" shall have correlative meanings. For purposes of this Agreement, the term "Affiliate" shall not include Security Capital U.S. Realty, a Luxembourg corporation, or any Person controlled by Security Capital U.S. Realty and no party hereto shall be deemed to be an Affiliate of any other party hereto.

     "Multifamily Property" means real property that is or is planned to be used primarily for garden style multifamily dwellings which are generally leased for six-month to twelve-month periods and require security deposits, including real property that is or is planned to be used primarily for master-planned apartment neighborhoods.

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     "Person" means an individual or any corporation, partnership, trust, unincorporated association or any other legal entity.

     "Restricted Area" means the United States.

     Section 2. Agreement not to Engage in Certain Activities. During the term provided in Section 5 hereof, neither Security Capital nor any REIT management company (or companies) or property management company (or companies) Affiliated with it will, directly or indirectly, provide substantially the same advice and services as those provided by Security Capital Pacific Incorporated pursuant to the Fifth Amended and Restated REIT Management Agreement, dated as of May 21, 1996, or by SCG Realty Services Incorporated pursuant to the Management Agreement, dated as of October 1, 1996, on the day preceding the date of this Agreement, to any Person owning or operating Multifamily Properties, anywhere within the Restricted Area.

     Section 3. Limitations on Protection of Business. Notwithstanding anything to the contrary contained in this Agreement, each of Security Capital and its Affiliates may be an owner of securities of any class of PTR or Security Capital Atlantic Incorporated.

     Section 4. Reasonable and Necessary Restrictions. Each of the parties hereto acknowledges that the restrictions, prohibitions and other provisions hereof are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of each of the other parties hereto, and are a material inducement to such party to enter into the transactions contemplated by the Merger Agreement.

     Section 5.  Term.

     5.1 General. Subject to earlier termination pursuant to Section 5.2, this Agreement shall be effective from and after the date hereof and shall continue in effect until the third anniversary of the date hereof.

     5.2 Change in Control. Notwithstanding anything to the contrary contained herein, the provisions of Section 2 of this Agreement shall terminate and be of no further force or effect upon the occurrence of a Change in Control. As used herein, "Change in Control" means the acquisition, directly or indirectly (other than by purchase from Security Capital or any of its Affiliates), by any Person (or group of Persons acting in concert), other than Security Capital or its Affiliates, of the greater of (i) 25% or more of the outstanding shares of voting securities of PTR and (ii) the percentage of outstanding voting securities of PTR owned directly or indirectly by Security Capital and its Affiliates, in either case without the prior written consent of the Board of Trustees of PTR.

     Section 6. Specific Performance. Security Capital acknowledges that the obligations undertaken by it pursuant to this Agreement are unique and that PTR will not have an adequate remedy at law if Security Capital shall fail to perform any of its obligations hereunder, and

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Security Capital therefore confirms that the right of PTR to specific performance of the terms of this Agreement is essential to protect the rights and interests of PTR. Accordingly, in addition to any other remedies that PTR may have at law or in equity, PTR shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by Security Capital, and PTR shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by Security Capital.

     Section 7. Operations of Affiliated Parties. Security Capital agrees that it will refrain from authorizing or permitting any Affiliated party to perform any activities that would be prohibited by the terms of this Agreement if such activities were performed by it.

     Section 8. Ancillary Agreements. Nothing contained in this Agreement shall in any way restrict or impair the obligations and rights of any party under the terms of any agreement entered into in connection with the transactions contemplated by the Merger Agreement.

     Section 9.  Miscellaneous Provisions.

     9.1 Interpretation. The parties hereto acknowledge that the fundamental policies of this Agreement are to protect PTR's interest in its business and to eliminate potential conflicts of interest that may exist as a result of actions taken or proposed to be taken by Security Capital, and this Agreement shall be construed and enforced in a manner consistent with and in furtherance of these policies.

     9.2 Binding Effect. Subject to any provisions hereof restricting assignment, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors, assigns, heirs, and personal representatives.

     9.3 Assignment. None of the parties hereto may assign any of its rights under this Agreement, or attempt to have any other entity or individual assume any of its obligations hereunder.

     9.4 Severability. If performance of any provision of this Agreement, at the time such performance shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be performed shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect. The parties shall negotiate in good faith a replacement clause or provision as consistent with the ineffective clause or provision as is practicable under law.


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     9.5  Governing Law.  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Maryland, not including the choice-of-law rules thereof.

     9.6 Amendment. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

     9.7 Waiver. Any waiver by any party or consent by any party to any variation from any provision of this Agreement shall be valid only if in writing and only in the specific instance in which it is given, and such waiver or consent shall not be construed as a waiver of any other provision or as a consent with respect to any similar instance or circumstance.

     9.8 Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     9.9 No Presumption Against Drafter. Each of the parties hereto have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

     9.10 Execution in Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signatures of each of the parties hereto and each of which shall be deemed an original.

     9.11 Limitation of Liability. Any obligation or liability whatsoever of PTR which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of PTR's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of its shareholders, trustees, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

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     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first set forth above.


                                  SECURITY CAPITAL PACIFIC TRUST


                                  By: _________________________
                                      R. Scot Sellers
                                      Managing Director


                                  SECURITY CAPITAL GROUP INCORPORATED


                                  By: _________________________
                                      Jeffrey A. Klopf
                                      Senior Vice President




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